Exhibit 99.1

VCA Inc. Reports Fire Damage to its Sound-Eklin Facility in Carlsbad, California

LOS ANGELES--(BUSINESS WIRE)--May 15, 2014--VCA Inc. (Nasdaq: WOOF), a leading animal healthcare company in the United States and Canada, reported today that the headquarters of its Sound-Eklin diagnostic imaging division was severely damaged in the fires that swept through Carlsbad, California yesterday. Sound-Eklin’s Carlsbad headquarters is the main facility supporting VCA’s Sound-Eklin division, which sells digital radiography and ultrasound imaging equipment and related services to the veterinary community. The commercial office building and warehouse has approximately 70 employees, none of whom were injured in the fire.

While the fire has caused severe damage to a substantial portion of the facility, VCA is working diligently to satisfy customer requirements and prevent supply disruptions. VCA has in place standard insurance coverage for both property damage and business interruption losses, but it is unable at this time to assess the financial impact of the fires to its business.

Bob Antin, Chairman, President and Chief Executive Officer of VCA, stated, “We are relieved and extremely grateful that none of our employees, nor their family members, were hurt by these fires. We will dedicate our resources to ensure that our employees and clients are supported as we work quickly to bring our operations back to 100%.”

Mr. Antin continued, “We are gratified by the outpouring of support we have received from employees throughout the VCA family, from our clients and from others in the veterinary industry.”

Tom Jacobi, President, Sound-Eklin, stated, “This is a set back to our operations, but we will continue to provide the excellent service for which Sound-Eklin is known. While we may experience some short-term difficulties, our client support and sales efforts will strive to provide superior services, backed by the full resources of VCA and our affiliated companies.”

Mr. Jacobi further stated, “I feel fortunate to be surrounded by the professional team at Sound-Eklin, each of whom is working hard through this crisis to ensure that our employees and clients remain our number one priority while, at the same time, they also address the disruption to their personal lives that these fires have caused to them and others in the Carlsbad community.”

Customers can contact Sound-Eklin's customer support department at 800-819-5538 for warranty and customer service or to check on pending orders while Sound-Eklin relocates its operations.

About VCA

VCA owns, operates and manages the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, supplies diagnostic imaging equipment and other medical technology products and related services to the veterinary industry, and provides various communication, professional education and marketing solutions to the veterinary community. For further information on VCA, visit our website at www.vcaantech.com.

About Sound-Eklin

Based in Carlsbad, California, Sound-Eklin produces the most widely accepted and used digital radiography, ultrasound and PACS systems in the veterinary industry with more than 10,000 installations. Sound-Eklin holds leadership positions in Ultrasound, Digital Radiography, and Education. Sound-Eklin’s Academy of Veterinary Imaging has conducted over 9,000 student trainings.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the forward-looking statements in this press release are statements addressing our future plans or expectations, future product offerings and results of operation. These forward-looking statements are not historical facts and are inherently uncertain and out of our control. Any or all of our forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Actual future results may vary materially. Among other factors that could cause our actual results to differ from this forward-looking information are: the continued effects of the economic uncertainty prevailing in regions in which we operate; our ability to execute on our growth strategy and to manage acquired operations; changes in demand for our products and services; fluctuations in our revenue adversely affecting our gross profit, operating income and margins; and the effects of the other factors discussed in our Annual Report on Form 10-K, Reports on Form 10-Q and our other filings with the SEC.

CONTACT:
Financial and National Media Contact:
VCA Inc.
Tomas W. Fuller
Chief Financial Officer
310-571-6505
tom.fuller@vcaantech.com
or
Local Media Contact:
Sound-Eklin
Mike McElroy
Director of Marketing
310-619-7012
mikemc3d@aol.com